Exhibit 10.2
[***] = Identified information has been excluded from this exhibit because it is both (i) information that the Company customarily and actually treats as private or confidential and (ii) is not material.
AMENDED AND RESTATED LICENSE AGREEMENT
This Amended and Restated License Agreement (this “Agreement”) is entered into and effective as of September 20, 2024 (the “A&R Effective Date”), by and between Paragon Therapeutics, Inc., a company organized under the laws of the State of Delaware, having its principal place of business at 221 Crescent Street, Suite 105, Waltham, MA 02453 (“Paragon”), and Viridian Therapeutics, Inc., a company organized under the laws of the State of Delaware, having its principal place of business at 221 Crescent Street, Suite 103A, Waltham, MA 02453 (“Viridian”). Paragon and Viridian are referred to herein individually as a “Party” or collectively as the “Parties”.
BACKGROUND
A.Pursuant to that certain Antibody Discovery and Option Agreement entered into by and between the Parties, dated January 19, 2022, as amended by that certain First Amendment to Antibody Discovery and Option Agreement, dated December 12, 2022, and that certain Second Amendment to Antibody Discovery and Option Agreement, dated as of the A&R Effective Date (collectively, the “Research Agreement”), Viridian engaged Paragon to leverage its proprietary platform technology for therapeutic antibody discovery to identify, evaluate and develop one or more therapeutic antibody-based candidates directed to the human FcRn.
B.Under the Research Agreement, Paragon granted Viridian exclusive options with respect to each of the [***] Program and the [***] Program thereunder to obtain exclusive licenses to develop, manufacture and commercialize resulting antibodies, antibody-based proteins and associated products.
C.Viridian exercised both such options with respect to the Licensed Target under the Research Agreement, and the Parties entered into that certain License Agreement, dated October 30, 2023 (the “Original Effective Date”), under which Paragon granted to Viridian the License with respect to such Licensed Target (the “Original License Agreement”).
D.Pursuant to the Research Agreement and that certain Letter Agreement entered into by and between the Parties, dated January 26, 2024, as renewed by that certain First Renewal of Letter Agreement, dated July 16, 2024 (collectively, the “Letter Agreement”), Viridian has continued to engage Paragon to identify, evaluate, and develop therapeutic antibody candidates under the Research Agreement.
E.The Parties desire to amend and restate the Original License Agreement to ensure that Viridian obtains all necessary rights to Develop, Manufacture and Commercialize the Licensed Antibodies, Derived Antibodies and Products resulting from any and all past, present or future activities conducted by the Parties under the Research Agreement, and to reflect other terms and conditions not covered in the Original License Agreement.
Now Therefore, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which
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are hereby acknowledged, the Parties, intending to be legally bound, agree to amend and restate the Original License Agreement in its entirety as follows:
ARTICLE I
DEFINITIONS
The following initially capitalized terms have the following meanings (and derivative forms of them shall be interpreted accordingly):
1.1“Accounting Standards” means U.S. generally accepted accounting principles (GAAP), or International Financial Reporting Standards (IFRS), in each case consistently applied.
1.2“Acquirer” means, collectively, the Third Party referenced in the definition of Change of Control and such Third Party’s Affiliates, other than the applicable Party in the definition of Change of Control and such Party’s Affiliates, determined as of immediately prior to the closing of such Change of Control.
1.3“Affiliate” means any entity controlled by, controlling, or under common control with a Party. For the purpose of this definition, “control” (including, with correlative meaning, the terms “controlled by” or “under common control”) means the direct or indirect ownership of more than fifty percent (50%) of the voting interest in, or more than fifty percent (50%) in the equity of, or the right to appoint more than fifty percent (50%) of the directors or management of, such corporation or other business entity. Notwithstanding the foregoing, (a) with respect to either Party, Affiliates of such Party do not include [***] or its Affiliates other than such Party and its subsidiaries, (b) Paragon and its subsidiaries, on the one hand, and Viridian and its subsidiaries, on the other hand, shall not be deemed to be Affiliates of each other, and (c) Affiliates of Paragon do not include new entities formed by or on behalf of Paragon for the sole bona fide purpose of further developing, manufacturing, commercializing or otherwise exploiting antibodies and antibody products (excluding any Licensed Antibodies, Derived Antibodies or Products) using, among other sources, funds from Third Party investors (such new entities, “Excluded Entities”). However, if any Licensed Antibody Technology Controlled by Excluded Entities were used in the performance of Development Activities by or on behalf of Paragon, such Excluded Entities will be deemed Affiliates of Paragon under this Agreement.
1.4“[***]” means [***], a Delaware limited liability company, and any permitted assignee of [***] under the terms of the [***] License Agreement.
1.5“[***] IP” means the [***] Licensed Patents and the [***] Licensed Know-How.
1.6“[***] License Agreement” means that certain License Agreement dated [***], between Paragon and [***], as amended by that certain First Amendment to License Agreement dated [***], as such agreement may be amended or restated from time to time, subject to the terms of this Agreement. A copy of the [***] License Agreement as of the A&R Effective Date is attached hereto as Exhibit B, which shall be updated by Paragon from time to time in the event of any amendment to or restatement of the [***] License Agreement becoming effective or executed after the A&R Effective Date.
1.7“[***] Licensed Know-How” means any Know-How (as defined in the [***] License Agreement) that (a) is licensed by [***] to Paragon under Section 2.1(a)(ii) of the [***]
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License Agreement, and (b)(i) actually used by Paragon in the course of performing any Development Activities under any Research Program or (ii) is reasonably necessary or useful for the research, use, Development, Manufacturing, sale, import, Commercialization, or other exploitation of Licensed Antibodies, Derived Antibodies and Products in the Field in the Territory.
1.8“[***] Licensed Patents” means any Patent Rights (as defined in the [***] License Agreement) that are (a) licensed by [***] to Paragon under Section 2.1(a)(ii) of the [***] License Agreement, and (b)(i) actually used by Paragon in the course of performing any Development Activities under any Research Program or (ii) reasonably necessary or useful for the research, use, Development, Manufacturing, sale, import, Commercialization, or other exploitation of Licensed Antibodies, Derived Antibodies and Products in the Field in the Territory.
1.9“Antibody” means any molecule, including [***].
1.10“Applicable Law” means any national, supra-national, federal, state or local laws, rules, guidances and regulations, in each case, as applicable to the subject matter and the Party at issue.
1.11“Background IP” means all Patents and Know-How Controlled by a Party (a) as of December 12, 2022 (the effective date of the Research Agreement), or (b) that otherwise arise outside of and independently of the Research Agreement and this Agreement. Paragon’s Background IP includes the Paragon Platform Technology.
1.12“Bankruptcy Code” has the meaning set forth in Section 8.5 (Insolvency).
1.13“Bankruptcy Event” has the meaning set forth in Section 8.5 (Insolvency).
1.14“Biologics License Application” means a Biologics License Application for Regulatory Approval of a Product that is filed with the United States Food and Drug Administration, or any successor entity thereof performing substantially the same functions.
1.15“[***] Program” means the development program that has been or to be conducted by or on behalf of Paragon under the Research Agreement to discover, identify, generate, and characterize [***] Antibodies [***], as such program is further described in the Research Plan attached to the Research Agreement.
1.16“Business Day” means any day other than Saturday, Sunday or other national holiday in the United States.
1.17“Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.
1.18“Calendar Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31.
1.19“Change of Control” means, with respect to a Party, (a) a merger or consolidation of such Party with a Third Party that results in the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent more than 50% of the combined voting power of the surviving
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entity or the parent of the surviving entity immediately after such merger or consolidation, (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the beneficial owner of more than 50% of the combined voting power of the outstanding voting securities of such Party, or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s business or assets to which the subject matter of this Agreement relates. For clarity, a Change of Control does not include (i) an internal consolidation, merger, share exchange or other reorganization of a Party between or among such Party and one or more of its Affiliates, or (ii) a sale of assets, merger, or other transaction effected exclusively for the purpose of changing domicile of a Party.
1.20“Claim” has the meaning set forth in Section 9.3 (Indemnification Procedures).
1.21“Commercialize” or “Commercializing” means to market, promote, distribute, offer for sale, sell, have sold, import, have imported, export, have exported or otherwise commercialize an Antibody, including any Licensed Antibody or Derived Antibody, or Product, as applicable. When used as a noun, “Commercialization” means any and all activities involved in Commercializing.
1.22“Commercially Reasonable Efforts” means the level of efforts, expertise, and resources commonly applied by Viridian to carry out a particular task or obligation consistent with the general practice followed by Viridian relating to other pharmaceutical compounds, products or therapies owned by it, or to which it has exclusive rights, which are of similar market potential at a similar stage in their development or product life, taking into account issues of safety and efficacy, product profile, the competitiveness of other products in development and in the marketplace, supply chain management considerations, the regulatory structure involved, the profitability of the applicable compound, product or therapy (including pricing and reimbursement status achieved), and other relevant technical, legal, scientific or medical factors.
1.23“Competing Program” has the meaning set forth in Section 2.1(b) (Non-Compete).
1.24“Confidential Information” of a Party means any and all non-public scientific, business, regulatory or technical information that is disclosed or made available by or on behalf of one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) in connection with this Agreement, whether in writing, orally, visually or otherwise. As between the Parties, the [***] IP constitute the Confidential Information of Paragon.
1.25“Control” (including any variations such as “Controlled” and “Controlling”) means, with respect to any Know-How or other Intellectual Property Rights, possession by a Party and the ability (whether by ownership, license or otherwise) to grant a license or a sublicense of or under such Know-How or Intellectual Property Rights without violating the terms of any agreement or other arrangement with any Third Party.
Notwithstanding anything in this Agreement to the contrary, a Party or its Affiliate will not be deemed to Control Know-How or other Intellectual Property Rights that are owned or inlicensed by an Acquirer, unless (1) such Know-How or other Intellectual Property Rights owned or in-licensed by the Acquirer were generated from participation by employees or consultants of such Acquirer in the performance of Development Activities under a Research Program after such Change of Control, (2) such Know-How or other Intellectual Property Rights owned or in-licensed
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by such Acquirer are used by such acquired Party or any of its Affiliates in the performance of Development Activities under a Research Program, or (3) if, prior to the consummation of such Change of Control, such acquired Party or any of its Affiliates also Controlled such Know-How or other Intellectual Property Rights, in each of which cases ((1)-(3)), such Know-How or other Intellectual Property Rights owned or in-licensed by such Acquirer will be deemed Controlled by the acquired Party for purposes of this Agreement.
1.26“Cover” or “Covering” means, with respect to a particular product, any Patent, that, in the absence of a license granted under, or ownership of, such Patent, the making, using, selling, importation, or exportation of such product would infringe a valid and unexpired claim of such Patent.
1.27“CREATE Act” has the meaning set forth in Section 5.3(d) (CREATE Act).
1.28“Deliverables” means collectively all deliverables, samples, Sequence Information and such other data, results, summaries, information, or reports as Paragon may be required to deliver under the Research Agreement. For the avoidance of doubt, any “Deliverables” (as such term is defined under the Research Agreement) provided by Paragon under the Research Agreement, shall be Deliverables under this Agreement.
1.29“Derived Antibody” means any Antibody (including any chimeric, humanized, human, non-human, single chain, monovalent, divalent, polyvalent, monospecific, bispecific or other Antibody, fragment thereof, or polynucleotide encoding any of the foregoing) that [***].
1.30“Develop” or “Developing” means to discover, evaluate, test, research or otherwise develop an Antibody, including a Licensed Antibody or Derived Antibody, or Product. When used as a noun, “Development” means any and all activities involved in Developing.
1.31“Development Activities” means the development activities that have been performed or are to be performed by or on behalf of Paragon for the Research Programs, as further described in the Research Plan attached to the Research Agreement.
1.32“Directed To” means, with regard to an Antibody or Product, that such Antibody or Product is developed or designed to [***].
1.33“Disclosing Party” has the meaning set forth in Section 1.24 (The Definition of “Confidential Information”).
1.34“Dispute” has the meaning set forth in Section 10.7 (Dispute Resolution).
1.35“Dollar” means a U.S. dollar, and “$” shall be interpreted accordingly.
1.36“Field” means the prophylaxis, palliation, treatment and diagnosis of human disease and disorders in all therapeutic areas.
1.37“First Commercial Sale” means the first sale of a Product by Viridian, or one of its Affiliates or its or their Sublicensees, to a Third Party after receipt of all Regulatory Approvals required to market and sell the Product have been obtained in the country in which such Product is sold. “First Commercial Sale” shall not include (i) [***] or (ii) [***].
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1.38“[***] Program” means the portion of the [***] Program that is described [***] in the Research Plan attached to the Research Agreement.
1.39“Indemnified Party” has the meaning set forth in Section 9.3 (Indemnification Procedures).
1.40“Indemnifying Party” has the meaning set forth in Section 9.3 (Indemnification Procedures).
1.41“Intellectual Property Rights” means any and all proprietary rights provided under (a) patent law, including any Patents; (b) copyright law; or (c) any other applicable statutory provision or common law principle, including trade secret law, that may provide a right in Know-How, or the expression or use thereof.
1.42“Know-How” means all technical information and know-how in any tangible or intangible form, including (a) inventions, discoveries, trade secrets, data, specifications, instructions, processes, formulae, materials (including cell lines, vectors, plasmids, nucleic acids and the like), methods, protocols, expertise and any other technology, including the applicability of any of the foregoing to formulations, compositions or products or to their manufacture, development, registration, use or marketing or to methods of assaying or testing them or processes for their manufacture, formulations containing them or compositions incorporating or comprising them, and (b) all data, instructions, processes, formulae, strategies, and expertise, whether biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical, analytical, or otherwise and whether related to safety, quality control, manufacturing or other disciplines. Notwithstanding the foregoing, Know-How excludes Patent claims.
1.43“License” has the meaning set forth in Section 2.1(a) (License).
1.44“Licensed Antibody” means any and all Antibodies that are discovered, generated, identified or characterized by or on behalf of Paragon in the course of performing the Development Activities under a Research Program under the Research Agreement that [***].
1.45“Licensed Antibody Invention” means (a) any Know-How Controlled by Paragon or its Affiliates, whether or not patentable, that is discovered, made or created in the course of, or that results from performance of, any activity(ies) by or on behalf of either Party, under the Research Agreement, including any invention or discovery that constitutes the composition of matter of, or any method of making or using, any Licensed Antibody, any Derived Antibody, any fragment of the foregoing, any polynucleotide encoding any of the foregoing, or any Product; and
(b)all Intellectual Property Rights in each of the foregoing. For the avoidance of doubt, Licensed Antibody Inventions include all Project Antibody Inventions (as such term is defined under the Research Agreement) generated under the Research Agreement, including [***].
1.46“Licensed Antibody Patents” means all Patents Controlled by Paragon or any of its Affiliates as of the Original Effective Date or during the Term, that Cover any Licensed Antibody Invention, Licensed Antibody, Derived Antibody, or Product in the Territory. The Licensed Antibody Patents existing as of the A&R Effective Date are set forth on Exhibit A hereto. Upon the request of Viridian from time to time during the Term, Paragon shall update Exhibit A to include the then-existing Licensed Antibody Patents. Notwithstanding anything to the contrary herein, Licensed Antibody Patents exclude [***].
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1.47“Licensed Antibody Technology” means (a) all Licensed Antibody Inventions; (b) all Licensed Antibody Patents; (c) all Deliverables, including all Sequence Information and Results; and (d) all Intellectual Property Rights therein. For the avoidance of doubt, Licensed Antibody Technology includes [***].
1.48“Licensed Background IP” means all Background IP that is Controlled by Paragon (including any Paragon Platform Technology) during the term of any Research Program and that is [***].
1.49“Licensed Target” means human FcRn.
1.50“Losses” has the meaning set forth in Section 9.1 (By Viridian).
1.51“MAA” means (a) a New Drug Application in the United States, as defined in the United States Federal Food, Drug and Cosmetics Act, and applicable regulations promulgated thereunder by the FDA; (b) a Biologics License Application in the United States; or (c) any application filed with any Regulatory Authority in a country other than the United States that is equivalent to either of the foregoing.
1.52“Major Market Country” means [***].
1.53“Manufacture” or “Manufacturing” means to make, produce, manufacture, process, fill, finish, package, label, perform quality assurance testing, release, ship or store an Antibody, including any a Licensed Antibody or Derived Antibody, or Product or any component thereof. When used as a noun, “Manufacture” or “Manufacturing” means any and all activities involved in Manufacturing an Antibody, including any a Licensed Antibody or Derived Antibody, or Product or any component thereof.
1.54“Milestone” has the meaning set forth in Section 4.2 (Milestones Payment).
1.55“Milestone Payment” has the meaning set forth in Section 4.2 (Milestones Payment).
1.56“[***] Program” means the development program that has been or to be conducted by or on behalf of Paragon under the Research Agreement to discover, identify, generate, and characterize [***] Antibodies [***] as such program is further described in the Research Plan attached to the Research Agreement. [***].
1.57“Net Sales” means the gross amounts received for Products by Viridian, its Affiliates and Sublicensees for sales, transfers or other commercial disposition of Products, less the following reasonable and customary deductions, in each case related specifically to the Product and actually incurred, paid or accrued by Viridian, its Affiliates or Sublicensees and not otherwise recovered by or reimbursed to Viridian, its Affiliates, or Sublicensees:
(a)[***];
(b)[***];
(c)[***];
(d)[***];
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(e)[***]; and
(f)[***].
Net Sales will include [***]. Net Sales will be calculated only once for the first bona fide arm’s length sale of the Product by Viridian, its Affiliates or its Sublicensees to a Third Party, and will not include sales of Products between or among [***] where the purchaser will resell such Product. Net Sales shall not include [***].
Net Sales shall be determined from the books and records of Viridian, Affiliates of Viridian or any Sublicensee maintained in accordance with Accounting Standards, in each case as consistently applied throughout such entity’s organization.
If a Product is sold as a Combination Product (as defined below), the Net Sales of such Combination Product shall be determined as follows: [***]. If any Other Component in the Combination Product is not sold separately, Net Sales shall be calculated by [***]. If both the Licensed Component and any of the Other Components are not sold separately, the adjustment to Net Sales shall be determined by the Parties [***] to reasonably reflect [***] of such Combination Product.
For purposes of this definition, “Combination Product” means any pharmaceutical product that contains two (2) or more active ingredients, including both (A) a Product (the “Licensed Component”); and (B) one (1) or more active pharmaceutical or biological ingredients that are not a Product (“Other Components)”), either as a [***].
1.58“Notice of Dispute” has the meaning set forth in Section 10.7 (Dispute Resolution).
1.59“Other Component” has the meaning set forth in Section 1.57 (Definition of Net Sales).
1.60“Original Effective Date” has the meaning set forth in the recitals.
1.61“Paragon Indemnitee” has the meaning set forth in Section 9.1 (By Viridian).
1.62“Paragon Know-How” means all Know-How in the Licensed Antibody Technology.
1.63“Paragon Platform Technology” means Paragon Platform Know-How, Paragon Platform Know-How Improvements and Paragon Platform Patents. For the avoidance of doubt, Paragon Platform Technology does not include [***].
For purposes of this definition, “Paragon Platform Know-How” means Know-How Controlled by Paragon or its Affiliates prior to or during the Term relating generally to Antibody discovery, (b) all methods, materials, and other Know-How Controlled and used by Paragon or its Affiliates generally in connection with Antibody discovery, and (c) physical platforms embodying components, component steps or other portions of any of the foregoing in
(a)and (b) that are Controlled by Paragon or its Affiliates. “Paragon Platform Know-How Improvement” means all Know-How, other than Licensed Antibody Invention, that is developed or discovered through or as a result of the Development Activities by or on behalf of Paragon
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under the Research Agreement and that is Controlled by Paragon [***]. “Paragon Platform Patents” means all Patents that Paragon or its Affiliates Control prior to or during the Term that Cover Paragon Platform Know-How or Paragon Platform Know-How Improvements.
1.64“Patent Challenge” has the meaning set forth in Section 5.4(a) (Notice of Patent Infringement and Patent Challenge).
1.65“Patent Infringement” has the meaning set forth in Section 5.4(a) (Notice of Patent Infringement and Patent Challenge).
1.66“Patents” means (a) unexpired patents and patent applications, (b) any and all divisionals, continuations, continuations-in-part, reissues, renewals, substitutions, registrations, re-examinations, revalidations, extensions, supplementary protection certificates and the like of any such patents and patent applications, and (c) any and all foreign equivalents of the foregoing.
1.67“Phase I Trial” means a human clinical trial in any country of the type described in 21 C.F.R. §312.21(a), or the foreign equivalent thereof, regardless of where such clinical trial is conducted.
1.68“Phase III Trial” means a human clinical trial in any country of the type described in 21 C.F.R. § 312.21(c), or the foreign equivalent thereof, regardless of where such clinical trial is conducted.
1.69“Product” means (i) any product that constitutes, incorporates, comprises or contains any Licensed Antibody or Derived Antibody, (ii) any Licensed Antibody or (iii) any Derived Antibody; in each case ((i)-(iii)), alone or in combination with one or more Other Components or as part of a combination therapy with one or more other products concurrently or sequentially administered, in any form, mode of administration, dosage form, formulation or strength.
1.70“Prosecute” or “Prosecution” has the meaning set forth in Section 5.3(a) (Prosecution Generally).
1.71“Receiving Party” has the meaning set forth in Section 1.24 (Definition of Confidential Information).
1.72“Regulatory Approval” means all clearances, approvals (including approval of an MAA as well as any applicable pricing and/or reimbursement approvals), licenses, registrations or authorizations of any Regulatory Authority necessary to commercially distribute, sell and market a pharmaceutical product in a country or territory under this Agreement.
1.73“Regulatory Authority” means any supranational, multinational, federal, national, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the clinical development, manufacture, marketing or sale of a Product in a country or region, including the FDA in the United States and the EMA in Europe.
1.74“Representatives” of a Party means such Party’s officers, directors, employees, contractors, subcontractors, agents and consultants.
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1.75“Research Plan” means the research plan attached to the Research Agreement as Exhibit A, which may be updated from time-to-time in accordance with the terms of the Research Agreement.
1.76“Research Program” means any past, present or future research program conducted by the Parties pursuant to the Research Agreement and the Letter Agreement with respect to the Licensed Target, including the [***] Program and the [***] Program.
1.77“Results” means all data, results, analysis, conclusions, outcomes, information, documentation and reports (in each case, excluding Licensed Antibody Inventions, Licensed Antibody Patents, and the Sequence Information) that are generated by or on behalf of Paragon in performance of a Research Program, excluding Licensed Antibodies.
1.78“Reversion Products” has the meaning set forth in Section 8.6 (Effect of Termination of this Agreement).
1.79“Royalty Payments” has the meaning set forth in Section 4.3 (Royalties).
1.80“Royalty Term” means, on a Product-by-Product and country-by-country basis, the period commencing on First Commercial Sale of the applicable Product in the applicable country and ending, with respect to the particular Product and country at issue on the latest of the following dates: (a) the twelfth (12th) anniversary of the date of First Commercial Sale of such Product in such country; and (b) the expiration of the last-to-expire Valid Claim of a Licensed Antibody Patent Covering the manufacture, use or sale of such Product in such country.
1.81“Sequence Information” means electronic files containing all Licensed Antibody sequences generated under a Research Program.
1.82“Sublicensee” means any Third Party with respect to Viridian, to whom Viridian grants a sublicense of, or other authorization or permission granted under, the rights granted to Viridian in Section 2.1 (License Grant from Paragon).
1.83“Target” means a protein molecule that (a) is chemically distinct from other molecules, and (b) wherein a binding entity derives recognized therapeutic value from binding to such molecule.
1.84“Term” has the meaning set forth in Section 8.1 (Term).
1.85“Territory” means worldwide.
1.86“Third Party” means any person or entity other than Paragon or Viridian or an Affiliate of either Paragon or Viridian.
1.87“Third Party Claim” has the meaning set forth in Section 9.1 (By Viridian).
1.88“US” or “United States” means the United States of America and its possessions and territories, including Puerto Rico.
1.89“Valid Claim” means, with respect to a particular country, a claim (including a process, use, or composition of matter claim) of an issued and unexpired patent (or a supplementary protection certificate thereof) that has not (a) irretrievably lapsed or been
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abandoned, permanently revoked, dedicated to the public or disclaimed, or (b) been held invalid, unenforceable or not patentable by a court, governmental agency, national or regional patent office or other appropriate body that has competent jurisdiction, which holding, finding or decision is final and unappealable or unappealed within the time allowed for appeal.
1.90“Viridian Indemnitees” has the meaning set forth in Section 9.2 (By Paragon).
1.91“Viridian Patent Challenge” has the meaning set forth in Section 8.3 (Termination by Paragon).
ARTICLE II
LICENSES; TECHNOLOGY TRANSFER
2.1License Grant from Paragon.
(a)License. Subject to the terms of this Agreement (including Section 2.4 (Reservation of Rights)), Paragon hereby grants to Viridian (i) a worldwide, royalty-bearing, exclusive (even as to Paragon and its Affiliates) right and license, including the right to sublicense through multiple tiers, under Paragon’s interest in and to the Licensed Antibody Technology; (ii) a worldwide, royalty-bearing, non-exclusive right and license, including the right to sublicense through multiple tiers, under Paragon’s interest in and to the Licensed Background IP; and (iii) a worldwide sublicense, including the right to further sublicense through multiple tiers, under Paragon’s interest in and to [***] IP, in each case ((i), (ii) and (iii)), to research, use, make, have made, sell, offer for sale, have sold, import, export and otherwise exploit Licensed Antibodies, Derived Antibodies and Products in the Field in the Territory; provided, however, that notwithstanding the foregoing or any other provision herein to the contrary, (a) Viridian’s non-exclusive license under the foregoing clause (ii) shall not include the right to use or practice Licensed Background IP to research, use, make, have made, sell, offer for sale, have sold, import, export or otherwise exploit Derived Antibodies except to the extent such Licensed Background IP was incorporated by Paragon into any Licensed Antibody under any Research Program or to use Deliverables, in the form in which such Deliverables were provided to Viridian, in its research, use, making, having made, selling, offering for sale, having sold, importing, exporting or otherwise exploiting Derived Antibodies, even if those Deliverables contain or are based on Licensed Background IP, and (b) as between the Parties, the sublicense Viridian receives under the foregoing clause (iii) is exclusive, even with respect to Paragon (the “License”).
(b)Non-Compete. Paragon (itself and on behalf of its Affiliates) shall not
(1)research, Develop, Manufacture or Commercialize (including seek Regulatory Approval for),
(2)authorize or otherwise assist any Third Party in researching, Developing, Manufacturing or Commercializing or (3) supply to any Third Party: (x) any Licensed Antibody or Derived Antibody, or any other Antibody that binds to the Licensed Target and inhibits the binding of the Licensed Target to [***] or (y) any product that constitutes, incorporates, comprises or contains any of the foregoing Antibodies, in each case ((x)-(y)) in the Field in the Territory, whether alone or in combination with one or more Other Components or as part of a combination therapy with one or more other products concurrently or sequentially administered, in any form, mode of administration, dosage form, formulation or strength; for a period of [***] years from the Original Effective Date. For clarity, the foregoing restrictions shall not apply to [***].
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(c)Notwithstanding Section 2.1(b) (Non-Compete), if a Third Party becomes an Affiliate of Paragon during the Term through a Change of Control of Paragon and such new Affiliate, as of the effective date of such Change of Control, is engaged in Development, Manufacturing, Commercialization, or other exploitation activities that, if conducted by Paragon, would cause Paragon to violate the terms of Section 2.1(b) (Non-Compete) (the program of conduct of such activities, a “Competing Program”), then the new Affiliate will not be in violation of Section 2.1(b) (Non-Compete) as long as (A) no Licensed Antibody Technology, Licensed Background IP or other Confidential Information of Viridian is used by or on behalf of Paragon or its Affiliates in connection with any activities relating to the Competing Program, and (B) Paragon and its Affiliates institute commercially reasonable technical and administrative safeguards to comply with foregoing clause (A), including a customary “firewall” segregating personnel working on the research, Development, Manufacture, or Commercialization of the Competing Program from personnel working on Licensed Antibodies, Derived Antibodies, or Products.
2.2    Sublicenses.
(a) Paragon IP. Subject to Section 2.2(b), Viridian shall have the right to grant sublicenses (or further rights of reference), through multiple tiers of sublicensees, under the License to Sublicensees, provided that any such sublicense shall be consistent with the terms and conditions of this Agreement. No sublicense shall relieve or waive any obligations of Viridian hereunder. Viridian shall remain responsible for the performance by its Affiliates and Sublicensees of the rights and obligations hereunder. In respect of such sublicenses (or sub-sublicenses) and Affiliates and without limiting the foregoing:
(i)Viridian will remain responsible for the payment to Paragon of all Royalty Payments payable under this Agreement with respect to Net Sales made by Viridian’s Affiliates and Sublicensees;
(ii)Viridian shall be responsible for failure by its Affiliates and Sublicensees to comply with the terms and conditions of this Agreement;
(iii)Viridian shall, within [***] days of a grant of a sublicense, notify Paragon of each sublicense granted to any Third Party, including the identity of such Third Party and the scope of the license granted, and deliver a copy of such sublicense (and any amendments thereto), which may be reasonably redacted to remove sensitive financial data; provided, that for the avoidance of doubt the foregoing obligations shall not apply with respect to Third Party service providers or distributors; and
(iv)Subject to Section 8.8 (Survival of Sublicenses), all sublicenses shall automatically terminate upon termination (for whatever reason) of this Agreement, but not expiration of this Agreement.
(d)[***] IP. If any sublicense granted by Viridian under this Section 2.2 (Sublicenses) includes a further sublicense by Viridian of the sublicense granted to Viridian in Section 2.1(a)(iii) under [***] IP, then the following terms and conditions shall also apply:
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(i)each sublicense of [***] IP shall be subject and subordinate to the [***] License Agreement, and shall contain provisions consistent with Section 2.5 ([***] License Agreement) applicable to the sublicense of [***] IP;
(ii)except as to sublicenses of [***] IP to Affiliates, subcontractors and service providers, Viridian shall as soon as reasonably practicable provide Paragon with (or, at the request of Paragon, provide directly to [***]) a copy of any executed sublicense agreement (which copy may be redacted to remove financial and other provisions that are not necessary to monitor compliance with this Section 2.2(b)([***] IP) or Section 3.4 (Sublicenses to [***] Programs) of the [***] License Agreement); and
(iii)each such sublicense agreement shall contain a requirement that the sublicensee comply with the confidentiality and non-use restrictions at least as stringent as those set forth in the [***] License Agreement with respect to [***] Confidential Information (as defined under the [***] License Agreement), provided that Paragon clearly marks such Confidential Information owned by [***] and provided to Viridian as such.
2.3Initial Information Transfer to Viridian. Within [***] days after the A&R Effective Date, at Paragon’s sole cost and expense, Paragon shall transfer to Viridian copies of all Paragon Know-How, Sequence Information, and Results in existence as of the A&R Effective Date that has not already been provided to Viridian. Except as otherwise reasonably requested by Viridian, any such transfer will be conducted via a secure data room selected by Viridian.
2.4Reservation of Rights. Notwithstanding the License and subject to Article VI (Protection of Confidential Information) and Section 2.1(b) (Non-Compete), Paragon reserves the right to use and practice the Licensed Antibody Technology solely to perform any Research Program pursuant to the Research Agreement for the benefit of Viridian.
2.5[***] License Agreement.
(a) Applicability of the [***] License Agreement. The Parties acknowledge and agree that:
(i)the [***] IP has been or will be licensed by [***] to Paragon under the [***] License Agreement and sublicensed by Paragon to Viridian under Section 2.1(a)(iii) of this Agreement;
(ii)Viridian agrees to be bound by the following articles and sections of the [***] License Agreement to the extent applicable to the sublicense of [***] IP granted by Paragon to Viridian hereunder: Article 4 (Fees and Payments) (to the extent set for in Section 4.2 of this Agreement), Article 8 (Compliance with Law); Article 9 (Confidentiality); Section 3.4 (Sublicenses to [***] Programs); Section 5.1 (Tax Matters), Section 5.2 (Records; Audits), Section 5.3 (Reports), Section 10.6 (Effect of Termination or Expiration; Surviving Obligations), Section 11.4 (Insurance).
(iii)in the event of any conflict between the terms of this Agreement and the terms of the [***] License Agreement that are applicable to Viridian with respect to the sublicense granted to Viridian under Section 2.1(a)(iii), the terms of the [***] License Agreement
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shall control to the extent necessary for Paragon to maintain compliance with the terms of the [***] License Agreement.
(b)Required Disclosures under the [***] License Agreement. Notwithstanding anything else herein to the contrary, Viridian hereby consents to Paragon:
(i)providing an executed copy of this Agreement to [***] (which copy shall be redacted to remove financial and other provisions that are not necessary for [***] to monitor compliance with Section 3.4 (Sublicenses to [***] Programs) of the [***] License Agreement); and (ii) disclosing to [***] any Confidential Information of Viridian that is expressly and specifically required to be disclosed by Paragon to [***] under Section 3.4 (Sublicenses to Partnered Antibody Programs) and Section 5.3 (Reports) of the [***] License Agreement. Paragon shall prominently mark such copy of this Agreement and copies of Viridian’s Confidential Information as “Confidential Information of Viridian Therapeutics, Inc.” and require [***] to acknowledge in writing that it is bound by its obligations of confidentiality and non-use set forth in Article 9 (Confidentiality) of the [***] License Agreement with respect thereto.
(c)Covenants by Viridian. Viridian hereby covenants and agrees that:
(i)On or before [***] of each year during the Term, Viridian shall deliver to Paragon a written report for its activities under this Agreement meeting the reporting requirements set forth in Section 5.3 (Reports) of the [***] License Agreement;
(ii)Viridian shall cure any breach of the [***] License Agreement caused by Viridian, its Affiliates or Sublicensees within [***] days of written notice thereof, and shall provide Paragon with written notice of such cure upon completion thereof; and
(iii)Except as expressly required under this Agreement solely with respect to the [***] License Agreement, Viridian shall not communicate directly with [***] with respect to matters under this Agreement without Paragon’s prior written consent, which consent may be withheld in Paragon’s sole discretion, unless required by Applicable Law or administrative order.
ARTICLE III
DEVELOPMENT, MANUFACTURING & COMMERCIALIZATION
3.1Development, Manufacturing and Commercialization. As between the Parties, Viridian shall be solely responsible for and have sole authority over and control of all aspects of the Development, Manufacturing, and Commercialization of Licensed Antibodies, Derived Antibodies and Products in the Territory in the Field. As between the Parties, Viridian shall be solely responsible for selection, registration and maintenance of all trademarks associated with the Products in the Field in the Territory. As between the Parties, Viridian shall solely own such trademarks in the Territory and pay all relevant costs thereof.
3.2Regulatory. As between the Parties, Viridian shall have the sole authority over and control of the regulatory strategy, regulatory filings, regulatory activities (including clinical trials for Products) and communication with each Regulatory Authority for the Products in the Field in the Territory and shall own all corresponding Regulatory Approvals.
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3.3Diligence; Reporting. Viridian shall, itself or through its Affiliates, Sublicensees, or contractors:
(a)use Commercially Reasonable Efforts to Develop and seek Regulatory Approval for at least one Product in the Field in each of (i) the United States and (ii) at least one other Major Market Country; and
(b)upon receipt of Regulatory Approval for a given Product in a given country, use Commercially Reasonable Efforts to Commercialize such Product in such country.
On or before [***] of each Calendar Year prior to the First Commercial Sale of a Product in the Territory, Viridian shall deliver to Paragon a report summarizing its material development efforts with respect to any Licensed Antibodies, Derived Antibodies and Products, including preclinical and clinical activities, and achievement of any Milestones, during the preceding [***]. Such report shall be the Confidential Information of Viridian.
ARTICLE IV
FINANCIAL TERMS
4.1 Initial Payments. In partial consideration of the rights granted under this Agreement:
(a)Viridian shall pay to Paragon an initial payment of Four Million Dollars ($4,000,000) within [***] days of the A&R Effective Date; and
(b)Within [***] days of the A&R Effective Date, Paragon shall make a payment of the sublicense fee in the amount of [***] to [***] pursuant to Section 4.7 (Sublicense Fee) of the [***] License Agreement. Paragon will provide Viridian with written confirmation thereof and will issue an invoice to Viridian for such amount Within [***] days of Viridian’s receipt of such invoice, Viridian shall make a one-time, non-refundable and non-creditable payment to Paragon to reimburse Paragon for the sublicense fee under Section 4.7 (Sublicense Fee) of the [***] License Agreement paid by Paragon to [***] with respect to this Agreement.
4.2 Milestones Payments.
(a)Milestone Payment. Viridian shall make the following one-time payments to Paragon on a Research Program-by-Research Program basis (each, a “Milestone Payment”), based on the achievement of the corresponding milestone (each, a “Milestone”) by Viridian, its Affiliates, or its Sublicensees with respect to the first Product within each of (i) the portion of the [***] Program other than the [***] Program, (ii) the [***] Program, and (iii) the [***] Program to achieve such Milestone, [***]. Notwithstanding anything to the contrary in this Agreement, the [***] Program and the portion of the [***] Program other than the [***] Program shall be deemed two separate Research Programs for the purposes of this Section 4.2 (Milestones Payment). Viridian shall, within [***] days after the occurrence of each Milestone, make the corresponding Milestone Payment to Paragon. Each Milestone Payment shall be paid no more than once per Research Program, for the first achievement thereof by any Product in such Research Program, irrespective of how many Products in such Research Program achieve each Milestone, and Viridian’s total Milestone Payments hereunder shall not exceed (i) Forty Million Dollars ($40,000,000) in the aggregate for all three Research Programs [***].
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	Milestone	Milestone Payment for First Products Within the First Two Research Programs with First Products to Achieve the Relevant Milestone	Milestone Payment for the First Product within the Last of the Three Research Programs with a Product to Achieve the Relevant Milestone
#1	[***]	[***]	[***]
#2	[***]	[***]	[***]
#3	[***]	[***]	[***]

The obligation to make any Milestone Payment is independent of the occurrence or non-occurrence of any prior Milestone. If any Milestone is achieved without the achievement of a numerically lower numbered Milestone applicable to the same Product within such Research Program, then Viridian will pay Paragon the Milestone Payment applicable to such earlier Milestone at the same time Viridian pays the applicable Milestone Payment. For example, if the Milestone Payment for Milestone #3 becomes due before the Milestone Payment for Milestone #2, then upon achievement of Milestone #3, the Milestone Payments for both Milestone #2 and Milestone #3 shall be due and payable.
(b)Payment Obligations Pursuant to the [***] License Agreement.
(i) [***] Payment Obligations. In consideration for the rights granted by Paragon to Viridian with respect to a Product (as defined in Section 4.2(b)(v)( [***]Related Definitions)), including under the [***] IP pursuant to Section 2.1(a)(iii), following Paragon’s [***] pursuant to Section 4.4 ([***] Program Fee) of the [***] License Agreement, and without limiting amounts payable by Viridian to Paragon pursuant to Section 4.1 (Initial Payments), Section 4.2(a) (Milestone Payments), or Section 4.3 (Royalties), Viridian shall make the following payments due to [***] under the [***] License Agreement as provided in Section 4 (Fees and Payments) of the [***] License Agreement and in accordance with Section 4.2(b)(iii)(Payments by Viridian to [***]) of this Agreement:
(A)each annual [***] Program Fee in the amount of [***] that becomes due to [***] under Section
4.4([***] Program Fee) of the [***] License Agreement arising from Paragon’s activities under this Agreement or the Research Agreement or activities conducted by or on behalf of Viridian, its Affiliates and Sublicensees under this Agreement or the Research Agreement, in each case with respect to Products; provided, that (i) any such payments paid by Viridian pursuant to this Section 4.2(b)(i)(A) (including the initial [***] Program Fee and any subsequent [***] Program Fees to be paid on each
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anniversary of the date of payment of the initial [***] Program Fee), shall be creditable under Section 4.4 ([***] Program Fee) of the [***] License Agreement against the Development Milestone payments payable by Viridian to [***] on behalf of Paragon under Section 4.2(b)(i)(B) below, and more than one [***] Program Fee may be creditable towards the same Development Milestone payment under Section 4.2(b)(i)(B) below; (ii) any such payments shall only be payable until the First Commercial Sale of a Product developed under the applicable [***] Program, after which, no [***] Program Fee will be due from Viridian for such [***] Program; and (iii) any such payments shall only be payable once and on an annual basis per [***] Program;
(B)the Development Milestone payments under Section 4.5 (Development Milestone Payments) of the [***] License Agreement, subject to any credits that may be applied to such payments as described under Section 4.4 ([***] Program Fee) of the [***] License Agreement and Section 4.2(b)(i)(A) of this Agreement, to the extent payable due to achievement of the applicable Development Milestones by Viridian, its Affiliates, or Sublicensees with respect to a Product; and
(C)the Commercial Payments under Section 4.6 (Commercial Payment) of the [***] License Agreement to the extent payable due to achievement of the applicable milestones by Viridian, its Affiliates, or Sublicensees with respect to a Product.
(ii)[***] Payment Buyout. Viridian shall have the right to exercise and fund on behalf of Paragon the buyout rights under Section 4.11 (Product Payment Buyout) of the [***] License Agreement for each Product in lieu of Viridian’s ongoing payment obligations with respect to the Development Milestone payments and Commercial Payments under Section 4.2(b)(i) ([***] Payment Obligations) of this Agreement . On a Product-by-Product basis, Viridian, or any assignee or Sublicensee of Viridian, may, after [***], elect to buy out all remaining payment obligations under Section 4.2(b)(i) ([***] Payment Obligations) that are payable to [***] with respect to such Product including [***]. Upon any such election by Viridian or any assignee or Sublicensee of Viridian, Viridian shall make a one-time payment to [***] of the sum of: [***].
(iii)Payments by Viridian to [***]. Unless directed otherwise by Paragon in writing, (x) Viridian shall, on behalf of Paragon, make all payments due to [***] under Section 4.2(b)(i) ([***] Payment Obligations) directly to [***] in accordance with this Section 4.2(b)(iii) (Payments by Viridian to [***]). Paragon will provide to Viridian a copy of any invoice received from [***] under Section 4.10 (Invoicing) of the [***] License Agreement that is relevant to any payments for which Viridian is responsible under Section 4.2(b)(ii) ([***] Payment Obligations) within [***] days of receipt, or direct [***] to provide such invoices directly to Viridian, and Viridian will make any applicable payments to [***] within [***] days of receipt of the applicable invoice, and will promptly provide Paragon with written confirmation of such payments. Viridian will not be responsible for any delay in making a payment to [***] as required by Section 4.2(b)(ii) ([***] Payment Obligations) to the extent that Paragon fails to deliver the applicable invoice from [***] to Viridian within the time window as set forth in the preceding sentence and [***] has not provided such invoice directly to Viridian. Viridian will deliver to Paragon (i) notice of the successful completion of each Development Milestone payments or Commercial Payments by Viridian, its Affiliates or Sublicensees with respect to a Product within [***] days of such successful completion, and (ii) notice of the First Commercial
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Sale of each Product within [***] days of such occurrence. Viridian will comply with Sections 5.1 (Tax Matters) and 5.2 (Records; Audits) of the [***] License Agreement to the extent applicable to the payments for which Viridian is responsible.
(iv)Offsets. To the extent that any Development Milestone payment or Commercial Payment owed by Paragon to [***] under 4.5 (Development Milestone Payments) and Section 4.6 (Commercial Payment) the [***] License Agreement is reduced, whether pursuant to and in accordance with Section 4.9 (Offsets) of the [***] License Agreement, or as expressly permitted in this Section 4.2 (b) (Payment Obligations Pursuant to the [***] License Agreement), then the corresponding Development Milestone payment or Commercial Payment due under Section 4.2(b)(i)(B) and Section 4.2(b)(i)(B) will be reduced by an equal amount. Paragon will promptly notify Viridian of any such reduction.
(v) [***]-Related Definitions. For the purposes of this Section 4.2(b) (Payment Obligations Pursuant to the [***] License Agreement), (a) a “Product” means a Licensed Antibody, Derived Antibody and Product as defined under this Agreement, in each case that is also a “Product” as defined in the [***] License Agreement; (b) “First Commercial Sale” means with respect to any Product (defined in the foregoing clause (a)) in any country or jurisdiction in the Territory, the first sale of such Product by Viridian or any of its Affiliates or Sublicensees to a Third Party for distribution, use or consumption in such country or jurisdiction after the Regulatory Approval for the commercial sale of such Product has been obtained in such country or jurisdiction; “[***] Program” means a Research Program that is also “[***] Program” as defined in the [***] License Agreement; and “[***] Program Fee,” “Selection Notice,” “Development Milestone,” and “Commercial Payment” shall have the meanings ascribed to them under the [***] License Agreement.
4.3    Royalties.
(a)In consideration of the License granted to Viridian hereunder, but subject to adjustment as described in Section 4.3(b), Viridian shall make quarterly, non-refundable, non- creditable royalty payments to Paragon, on a Product-by-Product basis, on each portion of Net Sales of each Product during a Calendar Year in the Field in the Territory at the applicable percentage set forth below during the applicable Royalty Term (“Royalty Payments”):

Increments of Worldwide Aggregate Net Sales within a Calendar Year	Royalty (Percentage of Net Sales)
That portion of Net Sales in a Calendar Year for a Product up to [***]	[***]
That portion of Net Sales in a Calendar Year for a Product between [***]	[***]
That portion of Net Sales in a Calendar Year for a Product exceeding [***]	[***]

(b)On a country-by-country and Product-by-Product basis, if a given Product in a given country ceases to be covered by a Valid Claim within the Licensed Antibody Patents in
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such country, then for the purposes of calculating royalties due under this Agreement, Net Sales of such Product in such country shall thereafter be deemed to be reduced by [***].
4.4Payment and Reports. Within [***] days after the end of each [***], Viridian shall provide to Paragon a written report stating the [***]. All Royalty Payments described in such written report shall be made by Viridian at the same time it submits such written report to Paragon.
4.5Payment Method. All payments due under this Agreement to Paragon shall be made in US Dollars by bank wire transfer in funds to an account designated by Paragon from time to time reasonably in advance of any payment due date.
4.6Taxes. The Parties agree to cooperate with one another and use reasonable efforts to minimize obligations for any and all income or other taxes required by Applicable Law to be withheld or deducted from any Royalty Payments, Milestone Payments or other payments made by Viridian to Paragon under this Agreement, including by completing all procedural steps, and taking all reasonable measures, to ensure that any withholding tax is reduced or eliminated to the extent permitted under Applicable Law, including income tax treaty provisions and related procedures for claiming treaty relief. To the extent that Viridian is required to deduct and withhold taxes on any payment to Paragon, Viridian shall: (i) deduct such taxes from such payment to Paragon, (ii) pay the amounts of such taxes to the proper government authority in a timely manner, and (iii) promptly submit to Paragon an official tax certificate or other available evidence of such withholding sufficient to enable Paragon to claim such payment of taxes. For the avoidance of doubt, Viridian’s remittance of such withheld amounts to the appropriate governmental authority, together with payment to Paragon of the remaining amount owed, shall constitute full satisfaction of the applicable payment due to Paragon. Viridian shall provide Paragon with reasonable assistance in order to allow Paragon to recover, as permitted by Applicable Law, withholding taxes, value added taxes or similar obligations resulting from payments made hereunder or to obtain the benefit of any present or future treaty against double taxation which may apply to such payments. Paragon shall promptly provide Viridian with any requested tax forms that may be reasonably necessary in order for Viridian to not withhold tax or to withhold tax at a reduced rate under an applicable bilateral tax income treaty.
4.7Foreign Exchange. If any currency conversion shall be required in connection with the calculation of amounts payable hereunder, such conversion shall be made using the exchange rates used by Viridian in accordance with applicable Accounting Standards consistently applied by Viridian.
4.8Late Payments. Any amount owed by Viridian to Paragon under this Agreement that is not paid within the applicable time period set forth herein will accrue interest at the per annum rate of [***] above the then-applicable United States prime rate as quoted in the Wall Street Journal (East Coast Edition) (or if it no longer exists, a similarly authoritative source), calculated on a [***] basis, or, if lower, the highest rate permitted under Applicable Law.
4.9Blocked Currency. If by Applicable Law of a country in which Net Sales occurred, conversion of funds into Dollars or transfer of funds from such country to the United States is restricted, forbidden or delayed for more than [***] days, then Viridian can elect, at its sole discretion, that the amounts accrued in such country and owed by Viridian to Paragon under
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this Agreement shall be paid to Paragon in such country in local currency by deposit in a local bank designated by Paragon, unless the Parties otherwise agree in writing.
4.10Records; Inspection.
(a)Viridian shall, and shall cause its applicable Affiliates and Sublicensees to, create and keep complete and accurate records of its sales and other dispositions of all Products in accordance with Accounting Standards, including all records that are reasonably necessary for the purposes of calculating all payments due under this Agreement.
(b)Upon reasonable advance written notice to Viridian, Paragon shall have the right to retain a nationally recognized (in the US) independent certified public accounting firm acceptable to Viridian (which acceptance shall not be unreasonably withheld, conditioned or delayed) to perform on behalf of Paragon an audit, conducted in accordance with Accounting Standards, of such books and records of Viridian or its applicable Affiliates or Sublicensees as may be reasonably necessary to verify the accuracy of any reports provided pursuant to Section 4.4 (Payment and Reports) for any Calendar Quarter ending not more than [***] calendar months prior to the date of such request. Such audits shall not occur more frequently than [***] in each Calendar Year and shall not be conducted more than [***] with respect to any reporting period, in each case except where the previous audit demonstrated material inaccuracies of reports provided pursuant to Section 4.4. (Payment and Reports) All information disclosed or observed during any audit pursuant to this Section 4.10 (Records; Inspection) shall be the Confidential Information of Viridian, and Paragon shall cause the accounting firm to retain all such information as Confidential Information, including, if requested by Viridian, by requiring such accounting firm to enter into a customary confidentiality agreement with Viridian prior to the initiation of any such audit.
(c)Upon completion of any audit hereunder, the accounting firm shall provide both Viridian and Paragon a written report disclosing whether the reports submitted by Viridian are correct or incorrect, whether the amounts paid are correct or incorrect, and in each case, the specific details concerning any discrepancies. No other information regarding Viridian’s records shall be provided to Paragon.
(d)Paragon shall bear its internal expenses and the out-of-pocket costs for engaging such accounting firm in connection with performing such audits; provided, however, that if any such audit uncovers an underpayment by Viridian that exceeds [***] of the total owed for such payment or payment period, as applicable, then Viridian shall reimburse Paragon for the amounts actually paid to such accounting firm for performing such audit.
(e)If such accounting firm concludes that Viridian has in aggregate underpaid amounts owed to Paragon during the audited period, Viridian shall pay Paragon the amount of the discrepancy within [***] days of the date Paragon delivers to Viridian such accounting firm’s written report and an invoice for such amounts. If such accounting firm concludes that Viridian has overpaid amounts owed to Paragon during the audited period, then such overpayments shall be, at Viridian’s election, credited against any future payment obligation to Paragon hereunder or paid to Viridian within [***] days of Viridian’s request.
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ARTICLE V
INTELLECTUAL PROPERTY
5.1Ownership. Other than the License granted to Viridian, nothing in this Agreement shall affect or limit Paragon’s rights in any Patents, Know-How, or other Intellectual Property Rights Controlled by Paragon, now or in the future. Nothing in the Agreement shall affect Viridian’s rights in any Patents, Know-How, or other Intellectual Property Rights Controlled by Viridian, now or in the future.
5.2No Implied Licenses. Except for the License, no right or license under any Patents, Know-How or Intellectual Property Right of either Party or its Affiliates is granted or shall be granted by implication hereunder, and all such rights or licenses are or shall be granted only as expressly provided in this Agreement, and each Party reserves to itself all rights not expressly granted under this Agreement.
5.3Patent Prosecution.
(a)Prosecution Generally. For the purpose of this Article V (Intellectual Property), (i) “Prosecute” and “Prosecution” shall include any patent interference, opposition, pre-issuance Third Party submission, ex parte re-examination, post-grant review, inter partes review or other similar proceeding, appeals or petitions to any board of appeals in a patent office, appeals to any court for any patent office decisions, reissue proceedings, and applications for patent term extensions and the like.
(b)Prosecution by Viridian. As between the Parties, Viridian shall be solely responsible for, and have sole discretion over, preparing, filing, enforcing, defending, Prosecuting and maintaining the Licensed Antibody Patents, in each case, at Viridian’s sole expense.
(i)Consultation with Paragon. Viridian shall provide Paragon with copies of all material correspondence from and to any patent office relating to the Licensed Antibody Patents, and Viridian shall provide Paragon with drafts of all proposed filings to any patent office with respect to such Licensed Antibody Patents in reasonably adequate time before submission of such filings for Paragon’s review and comment. Viridian will take into consideration Paragon’s reasonable comments prior to submitting such filings.
(ii)Paragon’s Backup Right to Prosecute. Viridian shall notify Paragon of any decision not to prepare or file, or to abandon, cease Prosecution or not maintain any Licensed Antibody Patent anywhere in the Territory. Viridian shall provide such notice at least [***] days prior to any filing or payment due date, or any other due date that requires action, in connection with such Licensed Antibody Patent. In such event, Paragon shall have a backup right, but not the obligation, to prepare, file, or continue Prosecution or maintenance of, such Licensed Antibody Patent in Viridian’s name, at Paragon’s expense.
(iii)Cooperation in Patent Prosecution. Each Party shall cooperate with the other Party in the preparation, filing, Prosecution and maintenance of Licensed Antibody Patents, including in each case by providing the Prosecuting Party with data and other information as appropriate and executing all necessary affidavits, assignments and other paperwork. Without limiting the generality of the foregoing, upon the written request of Viridian, Paragon will promptly provide to Viridian any Paragon Know-How, Sequence Information and Results
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generated by Paragon that (i) has not been provided to Viridian and (ii) is reasonably necessary and useful for the preparation, filing, and Prosecution of a related Licensed Antibody Patent to enable Viridian to timely prepare, file and prosecute any such Licensed Antibody Patent in accordance with this Section 5.3(b) (Prosecution by Viridian).
(c)Prosecution by Paragon. Except with respect to Licensed Antibody Patents, Paragon shall be solely responsible for, and have sole discretion over, preparing, filing, Prosecuting and maintaining any Patents that it owns or otherwise Controls. Paragon’s Prosecution of such Patents shall be at Paragon’s sole expense.
(d)CREATE Act. Notwithstanding anything to the contrary in this Agreement, each Party will have the right to invoke the Cooperative Research and Technology Enhancement Act of 2004, 35 U.S.C. § 103(c)(2)-(c)(3) (the “CREATE Act”) when exercising its rights under this Article V (Intellectual Property), without the prior written consent of the other Party. Where such Party intends to invoke the CREATE Act, it will notify the other Party and the other Party will cooperate and coordinate its activities with such Party with respect to any submissions, filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a joint research agreement (JRA) as defined in the CREATE Act.
5.4Patent Enforcement and Defense.
(a)Notice of Patent Infringement and Patent Challenge. Each Party shall give the other Party notice of any known or suspected infringement by a Third Party of any Licensed Antibody Patent (“Patent Infringement”) and any known or suspected challenge by a Third Party against the validity or enforceability of any Licensed Antibody Patent (“Patent Challenge”) within [***] days after such Patent Infringement or Patent Challenge comes to such Party’s attention.
(b)Viridian’s First Right to Enforce or Defend. Viridian shall have the first right, but not the obligation, to bring and control any legal action, including by declaratory judgment action, patent litigation or similar proceeding, in connection with any Patent Infringement or Patent Challenge with respect to the Licensed Antibody Patents in the Field and the Territory at its own expense and discretion as it reasonably determines appropriate. Viridian shall keep Paragon informed and reasonably consult with Paragon in the course of such legal action. Paragon shall have the right to be represented in any such legal action by counsel of its choice at its own expense.
(c)Settlement. In connection with any such legal action or proceeding, Viridian shall not enter into any settlement, consent to any judgment or make any admission in any way that would impose any obligation on Paragon, and Viridian shall have no right in such legal action or proceeding to deny the validity or enforceability of any Patent, Patent claim or Patent application included in the Licensed Antibody Patents or admit the invalidity or unenforceability of any Patent, Patent claim or patent application in the Licensed Antibody Patents without the prior written consent of Paragon, such consent not to be unreasonably withheld.
(d)Paragon’s Backup Right to Enforce or Defend. If Viridian does not initiate a legal action for Patent Infringement or Patent Challenge or take other reasonable action within [***] days after a notice from Paragon under Section 5.4(a) (Notice of Patent Infringement
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and Patent Challenge), then Paragon shall have a backup right, but not the obligation, to initiate such legal action at its own expense.
(e)Allocation of Recoveries. Any recoveries resulting from such legal action initiated by Viridian or Paragon hereunder relating to Patent Infringement or Patent Challenge, including pursuant to a settlement, shall be applied as follows: [***].
(f)Cooperation with Patent Enforcement. At the request of the enforcing Party (and at the requesting Party’s expense), the other Party shall reasonably cooperate and provide any information or assistance in connection with any legal action under this Section 5.4 (Patent Enforcement and Defense), including executing reasonably appropriate documents, cooperating in discovery and, if required by Applicable Law, joining as a party to the legal action at its own expense.
5.5Defense of Claims Brought by Third Parties. If Paragon becomes aware of any actual or potential claim that the Development, Manufacture or Commercialization of any Licensed Antibody, Derived Antibody, or Product under this Agreement infringes, misappropriates, or otherwise violates the Intellectual Property Rights of any Third Party, Paragon will promptly notify Viridian. In any such instance, Viridian will have the sole right to undertake and control the defense or settlement of any Third Party infringement claim, using counsel of its choice, at its cost and expense. Paragon will provide reasonable cooperation and assistance to Viridian in connection with Viridian’s defense or settlement of such Third Parry infringement claim.
5.6Common Interest Agreement. The Parties acknowledge and agree that, with regard to the Prosecution of the Licensed Antibody Patents, the interests of the Parties under this Agreement, are to obtain the strongest patent protection possible, and as such, are aligned and are legal in nature. The Parties agree and acknowledge that they have not waived, and nothing in this Agreement constitutes a waiver of, any legal privilege concerning the Licensed Antibody Patents or their Confidential Information, including privilege under the common interest doctrine and similar or related doctrines. With regard to any information or opinions disclosed pursuant to this Agreement by one Party or its Affiliates to the other Party or its Affiliates regarding Intellectual Property Rights or technology owned by Third Parties, the Parties agree that they have a common legal interest in determining whether, and to what extent, Third Party Intellectual Property Rights may affect the Licensed Antibody, Derived Antibody or Products, and have a further common legal interest in defending against any actual or prospective Third Party infringement claims based on allegations of misuse or infringement of Intellectual Property Rights of Third Party relating to the Licensed Antibodies, Derived Antibodies or Products. Accordingly, the Parties agree that all such information and materials obtained by the Parties from each other will be used solely for purposes of the Parties’ common legal interests with respect to the conduct of this Agreement. All information and materials will be treated as protected by the attorney-client privilege, the work product privilege, and any other privilege or immunity that may otherwise be applicable. By sharing any such information and materials, neither Party intends to waive or limit any privilege or immunity that may apply to the shared information and materials. Neither Party shall have the authority to waive any privilege or immunity on behalf of the other Party without such other Party's prior written consent, nor shall the waiver of privilege or immunity resulting from the conduct of one Party be deemed to apply against the other Party. At the request of either Party to conduct the activities under this Article V (Intellectual Property), the Parties shall cooperate in
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good faith to enter into any necessary common-interest agreement intended to preserve attorney-client privilege with respect to disclosures and communications by or on behalf of either Party or its Affiliates in connection with such activities.
5.7 [***] Licensed Patents. Notwithstanding anything to the contrary in this Agreement, the Parties acknowledge and agree that Viridian has no right under this Agreement to prepare, file, enforce, defend, Prosecute or maintain the [***] Licensed Patents.
ARTICLE VI
PROTECTION OF CONFIDENTIAL INFORMATION
6.1Confidentiality. Except to the extent expressly authorized by this Agreement, the Receiving Party agrees that, during the Term, and for all time thereafter until one of the exception in Section 6.2 (Exceptions) is met, it shall keep confidential and shall not publish or otherwise disclose to any Third Party, and shall not use for any purpose other than as expressly provided for in this Agreement, any Confidential Information of the Disclosing Party. The Receiving Party may disclose Confidential Information of the Disclosing Party to those of the Receiving Party’s Representatives who have a need for such information, provided that the Receiving Party shall advise such Representatives of the confidential nature thereof, shall ensure that each such Representative is bound in writing by obligations of confidentiality and non-use at least as stringent as those contained in this Agreement, and shall be responsible for the compliance of its Representatives with the terms of this Agreement. The Receiving Party shall use at least the same standard of care as it uses to protect proprietary or confidential information of its own (but in no event less than reasonable care) to ensure that its Representatives do not disclose or make any unauthorized use of the Confidential Information of the Disclosing Party. The Receiving Party shall promptly notify the Disclosing Party upon discovery of any unauthorized use or disclosure of the Confidential Information of the Disclosing Party. Notwithstanding anything to the contrary in this Agreement, (a) all Licensed Antibody Inventions, Licensed Antibody Patents, and Deliverables, to the extent directly and exclusively related to the Licensed Antibodies, Derived Antibodies or Products, are the Confidential Information of Viridian and Viridian will be deemed the Disclosing Party and Paragon the Receiving Party with respect thereto, and (b) any Confidential Information included in the Deliverables, to the extent not related to the Licensed Antibodies, Derived Antibodies or Products is the Confidential Information of both Parties.
6.2Exceptions. The Receiving Party’s obligations under Section 6.1 (Confidentiality) shall not apply to any Confidential Information of the Disclosing Party that the Receiving Party can prove by competent evidence: (a) is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party in breach of this Agreement, generally known or available; (b) is known by the Receiving Party at the time of receiving such information from the Disclosing Party; (c) is hereafter furnished to the Receiving Party by a Third Party, as a matter of right and without restriction on disclosure; or (d) is independently discovered or developed by the Receiving Party, without the aid, use or application of any Confidential Information of the Disclosing Party.
6.3Authorized Disclosure.
(a)Compelled Disclosure. Notwithstanding the provisions of this Article VI (Protection of Confidential Information), the Receiving Party may disclose Confidential
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Information, without violating its obligations under this Agreement, to the extent the disclosure is required by a valid order of a court or other governmental body of competent jurisdiction or as otherwise required by Applicable Law, rule, regulation (including securities laws and regulations), government requirement, or as may be required in connection with any filings made with, or by the disclosure policies of, a stock exchange, provided that the Receiving Party shall give reasonable prior written notice to the Disclosing Party of such required disclosure and, at the [***] request and expense, shall cooperate with the Disclosing Party’s efforts to contest such requirement, to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued or the law, rule or regulation required, or to obtain other confidential treatment of such Confidential Information.
(b)Other Permitted Disclosure. Notwithstanding the provisions of this Article VI (Protection of Confidential Information), each Party is permitted to disclose the other Party’s Confidential Information to its actual or bona fide potential investors, investment bankers, acquirers, merger partners, and other potential or actual bona fide financial partners, licensees, sublicensees, or collaborators; provided that, in each such case, such persons are bound by obligations of confidentiality and non-use at least as stringent as those set forth in this Agreement prior to any such disclosure, except that, where the disclosee is an investor, investment banker, or financial partner, such disclosee will only need to be bound by commercially reasonable obligations of confidentiality and non-use.
6.4Confidentiality of this Agreement. This Agreement and its terms are considered Confidential Information of both Parties, and each Party shall keep confidential and shall not publish or otherwise disclose the terms of this Agreement without the prior written consent of the other Party, except as expressly permitted by Section 6.3 (Authorized Disclosure), and except that both Parties may disclose this Agreement and its terms to its legal, financial and investment banking advisors; bona fide potential and actual investors, acquirers, merger partners, assignees, collaborators, investment bankers, lenders, licensees, sublicensees, or strategic partners in connection with license or partnering transactions, due diligence or similar investigations by such Third Parties or in confidential financing documents; and counsel or other advisors for the foregoing; provided, in each case, that any such Third Party agrees to be bound by obligations of confidentiality and non-use at least as restrictive as those set forth in this Article VI (Protection of Confidential Information) (provided that the confidentiality term applicable to such Third Party may be shorter so long as it is commercially reasonable).
6.5Press Release. Neither Party may issue a press release or other public statement disclosing any information relating to or regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed. The Parties agree that after a press release or other public announcement has been issued in accordance with this Section 6.5 (Press Release), each Party may make subsequent public disclosures of the information contained in such press release or other public announcement without the further approval of the other Party, so long as the information in such press release or other public announcement remains true, correct and the most current information with respect to the subject matters set forth therein. Notwithstanding anything to the contrary set forth in this Agreement, each Party may issue a press release or public announcement as required, in the reasonable judgment of such Party, by Applicable Law, including by the rules or regulations of the United States Securities and Exchange Commission or
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similar regulatory agency in a country other than the United States or of any stock exchange or listing entity.
6.6Use of Name in Announcements. Except as permitted in Section 6.5 (Press Release), neither Party will use the name, trade name, service marks, trademarks, trade, dress or logos of the other Party (or any of its Affiliates) in press releases, advertising, public announcement, or any other publication, without the other Party’s prior written consent in each instance.
6.7Return of Confidential Information. Promptly after the termination or expiration of this Agreement for any reason, each Party will return to the other Party or destroy, as such other Party will direct, all tangible manifestations of such other Party’s Confidential Information at that time in the possession of the Receiving Party, subject to the Receiving Party’s right to maintain one copy of such tangible manifestations of such other Party’s Confidential Information solely for purposes of monitoring its compliance with this Agreement, provided that the Receiving Party will not be required to delete or destroy any electronic back-up tapes or other electronic back-up files that have been created solely by the Receiving Party’s automatic or routine archiving and back-up procedures, to the extent created and retained in a manner consistent with its standard archiving and back-up procedures.
ARTICLE VII
REPRESENTATIONS, WARRANTIES AND COVENANTS
7.1Mutual Representations. Each Party represents and warrants to the other Party that: (a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof; (b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder; and (c) this Agreement is legally binding upon it, enforceable in accordance with its terms, and does not and will not conflict with any agreement, instrument, or understanding, oral or written, to which it is or may become a party or by which it may be or become bound.
7.2Representations of Paragon. Paragon hereby represents, warrants and covenants to Viridian as of the A&R Effective Date that:
(a) Other than [***] IP, Paragon has not incorporated any Third-Party Know-How into the Product nor used any Third Party Know-How in performance of any Research Program without Viridian’s prior written consent.
(b)There are no judgments against or awards or settlements against Paragon or any of its Affiliates, and there are no claims, actions, or proceedings pending or, to Paragon’s knowledge, threatened, nor to Paragon’s knowledge are there any formal inquiries initiated or written notices received that are reasonably likely to lead to the institution of any such legal proceedings, in each case (i) relating to the use of Licensed Antibodies, Derived Antibodies, or Licensed Antibody Technology; or (ii) alleging that any Licensed Antibody Patent is unpatentable, invalid, unenforceable, or not infringed.
(c)Exhibit A sets forth a complete and accurate list of all Licensed Antibody Patents in existence as of the A&R Effective Date.
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(d)Other than the [***] License Agreement, Paragon is not party to any inlicense agreements (other than in-license agreements for non-exclusive licenses to enable use of intellectual property owned or controlled by Third Party service providers) relating to (i) the Licensed Antibody Technology, or (ii) the Licensed Antibodies, Derived Antibodies and Products.
(e)As of the A&R Effective Date, (i) Paragon Controls the Licensed Antibody Technology, Licensed Background IP, and [***] IP, and (ii) Paragon is the sole and exclusive owner of and Controls all of the Licensed Antibody Patents and is listed in the records of the appropriate governmental authorities as the sole and exclusive owner of record for each registration, grant, and application included in the Licensed Antibody Patents.
(f)Paragon has used commercially reasonable efforts to preserve the confidentiality and trade secret protections of the Paragon Know-How.
(g)Other than [***] IP, Paragon has obtained from all individuals who participated in any respect in the research, invention or Development of any Licensed Antibodies, Derived Antibodies, Products or Deliverables or authorship or invention of any Licensed Antibody Technology effective assignments of all ownership rights of such individuals in Intellectual Property Rights generated by such individuals in the course of such work, either pursuant to written agreement or by operation of Applicable Law, in each case to the extent necessary to effectuate the license provisions of this Agreement.
(h)To its knowledge, Paragon has the right to: (i) grant to Viridian the License that Paragon purports to grant hereunder; and (ii) use and disclose and to enable Viridian to use and disclose (in each case under appropriate conditions of confidentiality) the Paragon Know-How.
(i)All activities conducted by or, to Paragon’s knowledge, on behalf of Paragon or its Affiliates with respect to the Licensed Antibodies, Derived Antibodies and Products prior to the A&R Effective Date have been conducted materially in accordance with Applicable Laws and regulations (including good laboratory practices, as applicable).
(j)To the extent Paragon controlled the Prosecution of any Licensed Antibody Patents, Paragon has (i) filed and Prosecuted Patent applications within the Licensed Antibody Patents in good faith and complied with all duties of disclosure and candor with respect thereto; (ii) paid all application, registration, maintenance, and renewal fees in respect of the Licensed Antibody Patents necessary to maintain the Licensed Antibody Patents as of the A&R Effective Date (as applicable); (iii) filed all necessary documents and certificates with the relevant agencies for the purpose of maintaining the Licensed Antibody Patents; and (iv) not received any information, except for the information disclosed to the U.S. Patent and Trademark Office during Prosecution of the Patent applications included in the Licensed Antibody Patents, that Paragon believes as of the A&R Effective Date (without taking into account any other belief that Paragon may form after the A&R Effective Date, whether due to the passage of time, the receipt of additional information, or otherwise) has a material adverse effect on the validity or enforceability of any of the claims of such Patent applications.
(k)(i) To the knowledge of Paragon and except with respect to [***] IP, the exploitation of the Licensed Antibodies, Derived Antibodies and Products as contemplated
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hereunder does not infringe the Patents or misappropriate the Know-How of any Third Party; and (ii) Paragon has not received any written notice alleging such infringement or misappropriation.
(l)Paragon has not entered into a funding relationship with a governmental authority that would result in rights to any Licensed Antibody, Derived Antibody or Product residing in the United States Government, National Institutes of Health, National Institute for Drug Abuse or other governmental authority (including counterparts of such agencies in any other countries), and the licenses granted hereunder are not subject to overriding obligations to the United States Government as set forth in Public Law 96 517 (35 U.S.C. 200 204) or any similar obligations under the Applicable Laws of any other country with respect to other governmental authorities.
(m)The [***] License Agreement is in full force and effect, and Paragon has provided a true and complete copy of it under Exhibit B. Neither Paragon nor its Affiliates is in default with respect to a material obligation under the [***] License Agreement, and [***] has not claimed nor has grounds upon which to claim that Paragon is in breach or default under the [***] License Agreement. During the Term, Paragon will maintain and not breach or terminate, and will cause its Affiliates to maintain and not breach or terminate, the [***] License Agreement. Paragon will promptly notify Viridian in writing of any material breach by Paragon or its Affiliate, and will promptly notify Viridian in writing if Paragon or its Affiliate receives a notice from [***] of Paragon’s material breach of the [***] License Agreement.
(n)During the Term, Paragon will not (i) grant any interest in, or take any action with respect to, the Licensed Antibody Technology and Licensed Background IP, including any sale, grant of license, assignment or transfer of the Licensed Antibody Technology or Licensed Background IP, or (ii) incur or permit to exist, with respect to any Licensed Antibody Technology or Licensed Background IP, any lien, encumbrance, charge, security interest, mortgage, liability, grant of license to Third Parties or other restriction (including in connection with any indebtedness), in each case ((a) and (b)) that conflict with or would conflict with, limit, or restrict the rights and licenses granted to Viridian hereunder or that is otherwise inconsistent with the terms and conditions of this Agreement, and Viridian will use all reasonable precautions to preserve the confidentiality of the Paragon Know-How.
(o)During the Term, Paragon will not, and will cause its Affiliates not to, amend, modify, or terminate the [***] License Agreement in a manner that would restrict, limit, encumber, or adversely affect Viridian’s rights or obligations with respect to the [***] License Agreement as set forth under this Agreement without first obtaining Viridian’s written consent, which consent may be withheld in Viridian’s sole discretion.
(p)Paragon covenants that it will provide [***] for the [***] Program (as such term is defined under the [***] License Agreement) directed to the Licensed Target related to this Agreement within[***] of the A&R Effective Date.
(q)Other than the Licensed Antibody Technology and Licensed Background IP, Paragon does not own any Know-How or Intellectual Property Rights that is or was actually used in the course of performing any Development Activities under any Research Program. During the Term, other than Licensed Antibody Technology and Licensed Background IP, Paragon shall not, in performance of any Research Program, use or practice any Intellectual Property Rights or Know-How that Paragon owns but does not Control.
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7.3 DISCLAIMER OF WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS Article VII (REPRESENTATIONS AND WARRANTIES), EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF DESIGN, MERCHANTABILITY, DURABILITY, MERCHANTABLE QUALITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES. PARAGON MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE LICENSED ANTIBODY TECHNOLOGY, OR THAT ANY CLAIMS IN ANY PATENT APPLICATIONS WITHIN THE LICENSED ANTIBODY PATENTS WILL ISSUE OR ARE VALID OR ENFORCEABLE, OR THAT THE MANUFACTURE, USE, SALE OR IMPORT OF PRODUCTS WILL NOT INFRINGE THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.
ARTICLE VIII
TERM; TERMINATION
8.1Term. The term of the Original License Agreement commenced on the Original Effective Date and continues, as amended and restated by this Agreement, as of the A&R Effective Date and shall expire on a Product-by-Product basis on the expiration of the last-to-expire Royalty Term, unless earlier terminated by a Party as set forth in this Article VIII (Term; Termination) (the “Term”). The Term of the Agreement will expire in its entirety on the expiration of the last-to- expire Royalty Term for the last Product for which there are Net Sales, unless earlier terminated by a Party as set forth in this Article VIII (Term; Termination). Upon expiration (but not termination) of the Royalty Term, on a Product-by-Product and country-by-country basis, the License shall survive and become royalty-free, fully paid-up, perpetual, and irrevocable with respect to the applicable Products in the applicable country.
8.2Termination by Viridian. Viridian shall have the right to terminate this Agreement on a Research Program-by-Research Program basis, or in its entirety, for any or no reason upon sixty (60) days’ notice to Paragon. Notwithstanding anything to the contrary in this Agreement, the [***] Program and the portion of the [***] Program other than the [***] Program shall be deemed [***] Research Programs for the purposes of this Section 8.2 (Termination by Viridian) and Section 8.6 (Effect of Termination of this Agreement).
8.3Termination by Paragon. Paragon may terminate this Agreement in its entirety upon notice to Viridian if Viridian or its Affiliate or Sublicensee, directly or indirectly, individually or in association with any Third Party, asserts, assists or directs a Viridian Patent Challenge, where a “Viridian Patent Challenge” means any challenge by Viridian, or its Affiliate or Sublicensee, directly or indirectly, individually or in association with any Third Party, in a legal or administrative proceeding to the patentability, validity, ownership, enforceability, term or scope of any of the Licensed Antibody Patents (or any claim thereof), including by: (a) filing or pursuing a declaratory judgment action in which any of the Licensed Antibody Patents is alleged to be invalid or unenforceable; (b) citing prior art against any of the Licensed Antibody Patents (other than as necessary to comply with Applicable Laws in the course of exercising its rights under Section 5.3 (Patent Prosecution), filing a request for or pursuing a re-examination of any of the Licensed Antibody Patents without Paragon’s prior written consent, which shall not be unreasonably withheld, or voluntarily becoming a party to or pursuing an interference without
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Paragon’s prior written consent, which shall not be unreasonably withheld; (c) filing, or joining in, a petition under 35 U.S.C. § 311 (or any foreign statute or regulation that is equivalent or similar thereto) to institute inter partes review of any Licensed Antibody Patents; (d) filing, or joining in, a petition under 35 U.S.C. § 321 (or any foreign statute or regulation that is equivalent or similar thereto) to institute post-grant review of any Licensed Antibody Patents or any portion thereof; or (e) filing or pursuing any opposition, cancellation, nullity, or other like proceedings against any of the Licensed Antibody Patents. Notwithstanding the foregoing, Paragon will not have the right to terminate this Agreement if (i) such Viridian Patent Challenge is brought by a Sublicensee of Viridian whose sublicense agreement includes a provision prohibiting such Sublicensee from, directly or indirectly, individually or in association with any other person or entity, asserting or directing a Viridian Patent Challenge, and where such Viridian Patent Challenge is withdrawn within [***] days of Viridian receiving notice thereof, or (ii) such Viridian Patent Challenge is asserted as a defense or counterclaim to an action first brought by Paragon against Viridian or if such Viridian Patent Challenge is asserted by Viridian in a declaratory judgment proceeding filed by Paragon pursuant to 28 U.S.C. §§ 2201-2202 in response to a threatened claim that Viridian or its Affiliates or Sublicensees are infringing any Licensed Antibody Patent, (iii) such Viridian Patent Challenge was initiated by prior to a Change of Control of Viridian by a Third Party acquiror that subsequently acquires Viridian in a Change of Control transaction, thereby becoming an Affiliate of Viridian, or (iv) such Viridian Patent Challenge was brought by an Acquirer of Viridian prior to consummation of a Change of Control of Viridian, and where such Viridian Patent Challenge is withdrawn within thirty (30) days of Viridian receiving notice thereof.
8.4Material Breach. Each Party shall have the right to terminate this Agreement upon ninety (90) days’ notice to the other Party upon or after the material breach of this Agreement by the other Party if the breaching Party has not cured such breach by the end of such ninety (90) day period; provided, however, that the cure period for Viridian’s failure to make payment to Paragon hereunder shall be thirty (30) days; provided, further, that if such breach is capable of being cured but cannot be cured within such ninety (90) day period despite the breaching Party’s efforts to do so, and the breaching Party initiates actions to cure such breach within such period and thereafter diligently pursues such actions, the breaching Party shall have such additional period as is reasonable in the circumstances to cure such breach, provided that such additional period shall in no event exceed one hundred twenty (120) days. Any Dispute regarding (a) the existence or materiality of a breach specified in a notice provided by a Party in accordance with this Section 8.4 (Material Breach), or (b) whether a material breach has been cured within the applicable cure period described in this Section 8.4 (Material Breach) will be resolved in accordance with the dispute resolution procedures described in Section 10.7 (Dispute Resolution). No purported termination of this Agreement pursuant to this Section 8.4 (Material Breach) shall take effect until the resolution of such Dispute, and the period for cure of such alleged breach shall be tolled during the pendency of any Dispute with respect to an alleged breach. If it is ultimately determined that the breaching Party committed such material breach, then the breaching Party will have the right to cure such material breach after such determination within the remainder of the applicable cure period (or extended cure period as provided for herein) which will commence as of the date of such determination. Any termination by any Party under this Section 8.4 (Material Breach) and the effects of termination provided herein shall be without prejudice to any damages or other legal or equitable remedies to which it may be entitled. The right of either Party to terminate this Agreement as provided in this Section 8.4 (Material Breach) will not be affected in any way by such Party’s waiver of or failure to take action with respect to any previous breach under this Agreement.
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8.5    Insolvency.
(a)Each Party will have the right to terminate this Agreement in the event of a Bankruptcy Event with respect to the other Party. “Bankruptcy Event” means the occurrence of any of the following: (i) the institution of any bankruptcy, receivership, insolvency, reorganization or other similar proceedings by or against a Party under any bankruptcy, insolvency, or other similar law now or hereinafter in effect, including any Section or chapter of the United States Bankruptcy Code, as amended or under any similar laws or statutes of the United States or any state thereof (the “Bankruptcy Code”), where in the case of involuntary proceedings such proceedings have not been dismissed or discharged within [***] days after they are instituted, (ii) the insolvency or making of an assignment for the benefit of creditors or the admittance by a Party of any involuntary debts as they mature, (iii) the institution of any reorganization, arrangement or other readjustment of debt plan of a Party not involving the Bankruptcy Code, (iv) appointment of a receiver for all or substantially all of a Party’s assets, or (v) any corporate action taken by the board of directors of a Party in furtherance of any of the foregoing actions.
(b)The Parties agree that this Agreement constitutes an executory contract under Section 365 of the Bankruptcy Code for the license of “intellectual property” as defined under Section 101 of the Bankruptcy Code and constitutes a license of “intellectual property” for purposes of any similar laws in any other country in the Territory. The Parties further agree that each Party, as licensee of such rights under this Agreement, will retain and may fully exercise all of its protections, rights and elections under the Bankruptcy Code, including, but not limited to, Section 365(n) of the Bankruptcy Code, and any similar laws in any other country in the Territory. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party under the Bankruptcy Code and any similar laws in any other country in the Territory, the other Party will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and the same, if not already in its possession, will be promptly delivered to it (i) upon any such commencement of a bankruptcy proceeding upon its written request therefor, unless such Party elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under clause (i) above, following the rejection of this Agreement by or on behalf of such Party upon written request therefor by the other Party.
(c)All rights, powers and remedies of each Party provided for in this Section 8.5 (Insolvency) are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including under the Bankruptcy Code and any similar laws in any other country in the Territory). In the event of an insolvency event in relation to Paragon in which Paragon has rejected this Agreement in the applicable bankruptcy proceeding, Viridian, in addition to the rights, power and remedies expressly provided herein, shall be entitled to exercise all other such rights and powers and resort to all other such remedies as may now or hereafter exist at law or in equity (including under the Bankruptcy Code).
8.6Termination of [***] License Agreement. In the event the [***] License Agreement is terminated, this Agreement shall remain in full force and effect but the sublicense to [***] IP under Section 2.1(a)(iii) shall terminate, and Paragon will promptly notify Viridian of such termination. Pursuant to Section 10.6(b) of the [***] License Agreement, provided that (a) at the time of such termination, Viridian is not in material breach of the terms of this Agreement related to the grant of sublicense under the [***] IP to Viridian under Section 2.1(a)(iii), and (b)
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Viridian agrees to be bound to [***] under the same terms as those included herein with respect to the [***] IP, Viridian shall have the option to enter into an appropriate agreement with [***] at Viridian’s sole discretion, in which case the Parties will enter into an amendment to this Agreement to effectuate the foregoing. In such event, Viridian’s obligations under this Agreement with respect to the [***] IP and [***] License Agreement (including Section 4.2(b) Payment Obligations Pursuant to [***] License Agreement) will also terminate, and any payments payable by Viridian to [***] in consideration for a direct license to [***] IP shall be included in the applicable agreement between Viridian and [***]. Paragon will use commercially reasonable efforts to provide Viridian with any necessary assistance for Viridian to enter into such direct agreement with [***] pursuant to Section 10.6(b) of the [***] License Agreement as reasonably requested by Viridian.
8.7Effect of Termination of this Agreement. If this Agreement terminates for any reason (excluding expiration under Section 8.1 (Term)), then the following shall apply:
(a)The License shall automatically terminate (i) with respect to the applicable Research Program (and all Products under such Research Program), in the event of termination of the Agreement for a particular Research Program or (ii) in its entirety, in the event of termination of the Agreement in its entirety. Notwithstanding the foregoing, the License shall not automatically terminate to the extent (x) required for Viridian, its Affiliates, and Sublicensees to complete or wind down any ongoing clinical trials for any Product as may be required by Applicable Law or ethical principles or (y) to sell existing Product inventories for up to [***] months (subject to Viridian’s continued corresponding payment obligations under Section 4.3 (Royalties)).
(b)No later than [***] days after the effective date of such termination, each Party shall return or cause to be returned to the other Party, or destroy, all Confidential Information received from the other Party and all copies thereof related to the terminated Product(s) in the terminated country(ies); provided, however, that each Party may retain any Confidential Information reasonably necessary for such Party’s ongoing obligations and rights under this Agreement which do not terminate, and each Party may keep one (1) copy of Confidential Information received from the other Party in its confidential files for record purposes and such copy shall remain subject to Article VI (Protection of Confidential Information) of this Agreement.
(c)Upon Paragon’s written request to Viridian, (which must be provided to Viridian within [***] days after the effective date of termination), Viridian shall exclusively discuss in good faith, for a period of up to [***] days following such written request, terms and conditions under which Viridian will grant to Paragon a royalty-bearing license under the Intellectual Property Rights Controlled by Viridian to make, have made, sell, offer for sale, have sold, import, export and otherwise exploit Products (but not including any Other Component) (or Products under a terminated Research Program, in the event this Agreement is terminated only with respect to a Research Program and not in its entirety) in the Field in the Territory (“Reversion Products”), as well as, at no additional cost to Paragon, the transfer of materials, ongoing clinical trials, and applicable regulatory filings and relevant data generated by Viridian with respect to the Reversion Products and necessary for the Development and Commercialization of such Reversion Products, such agreement to include commercially reasonable financial and other terms, which terms shall take into consideration Viridian’s contributions made in the
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Development, Commercialization and other exploitation of the Reversion Products. Notwithstanding the foregoing, Intellectual Property Rights Controlled by Viridian shall not include Intellectual Property Rights Controlled by Viridian as a result of a Change of Control of Viridian.
(d)The Parties shall negotiate in good faith the establishment of a transition and wind-down plan that will include a plan to transfer to Paragon any ongoing Product clinical trials, existing regulatory documentation and Regulatory Approvals pertaining to Products, trademarks that pertain to the Products, and any other Confidential Information of Viridian necessary or used as of the effective date of such termination to exploit Products.
8.8Survival of Sublicenses. Upon termination of this Agreement, at the written request of any Sublicensee who is not then in breach of its sublicense agreement, Paragon will negotiate in good faith the terms and conditions of a direct license with such Sublicensee that is consistent with the terms of this Agreement (as adjusted for the scope of license, products, field of use, and other provisions of the original sublicense).
8.9Accrued Rights; Survival. The expiration or termination of this Agreement for any reason shall not release either Party from any liability or obligation that, at the time of such expiration or termination, has already accrued to the other Party or that is attributable to a period prior to such expiration or termination, nor will expiration or any termination of this Agreement preclude either Party from pursuing all rights and remedies it may have under this Agreement, or at law or in equity, with respect to breach of this Agreement. In the event of expiration or any termination of this Agreement, the following provisions of this Agreement shall survive such expiration or termination in accordance with their respective terms and conditions: Article I (Definitions); Section 2.2 (Sublicenses) and Section 4.2(b) (Payment Obligations Pursuant to the [***] License Agreement) (with respect to any payments or other performance obligations prior to conversion (if any) to a direct license pursuant to Section 8.8 (Survival of Sublicenses)); Section 2.4 (Reservation of Rights); Article IV (Financial Term) (with respect to any outstanding payment obligations incurred prior to the date of termination or expiration or thereafter pursuant to Section 8.7(a)); Section 5.1 (Ownership); Article VI (Protection of Confidential Information) (for the duration set forth therein); Section 7.3 (Disclaimer of Warranties); Section 8.67 (Effect of Termination of this Agreement); Section 8.8 (Survival of Sublicenses); Section 8.9 (Accrued Rights; Survival); Article IX (Indemnification); and Article X (Miscellaneous).
ARTICLE IX
INDEMNIFICATION
9.1By Viridian. Viridian shall defend, indemnify, and hold harmless Paragon, its Affiliates and its and their Representatives (each, an “Paragon Indemnitee”) from and against any and all losses, damages, liabilities, expenses, and costs, including reasonable legal expense and attorneys’ fees (collectively, “Losses”), to which any Paragon Indemnitee may become subject as a result of any claim, demand, action, or other proceeding by any Third Party (“Third Party Claim”) to the extent such Losses result from: (a) the gross negligence, recklessness or willful misconduct of any Viridian Indemnitee or Sublicensee in the performance of this Agreement or exercise of rights under this Agreement; (b) Viridian’s breach of any of its representations, warranties or covenants under this Agreement; (c) Viridian’s or its Affiliates’ or Sublicensee’s research, testing, Development, Manufacture, use, sale, distribution, licensing or
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Commercialization of Licensed Antibodies, Derived Antibodies or Products; or (d) any breach of the [***] License Agreement to the extent caused by the actions or omissions of Viridian or its Affiliates or Sublicensees.
9.2By Paragon. Paragon hereby agrees to defend, indemnify, and hold harmless Viridian, its Affiliates, and its and their Representatives (each, a “Viridian Indemnitee”) from and against any and all Losses to which any Viridian Indemnitee may become subject as a result of any Third Party Claim to the extent such Losses result from: (a) the gross negligence, recklessness or willful misconduct of any Paragon Indemnitee in the performance of this Agreement or exercise of rights under this Agreement; or (b) Paragon’s breach of any of its representations, warranties or covenants under this Agreement.
9.3Indemnification Procedures. The Party claiming indemnity under this Article IX (Indemnification) (the “Indemnified Party”) will give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) promptly after learning of the claim, suit, proceeding or cause of action for which indemnity is being sought (“Claim”). The Indemnifying Party’s obligation to defend, indemnify, and hold harmless pursuant to Section 9.1 (By Viridian) or Section 9.2 (By Paragon) as applicable, will be reduced to the extent the Indemnified Party’s delay in providing notification pursuant to the previous sentence results in material prejudice to the Indemnifying Party; provided, however, that the failure by an Indemnified Party to give such notice or otherwise meet its obligations under this Section 9.3 (Indemnification Procedures) will not relieve the Indemnifying Party of its indemnification obligation under this Agreement. At its option, the Indemnifying Party may assume the defense and have exclusive control, at its own expense, of any Claim for which indemnity is being sought by giving written notice to the Indemnified Party within [***] days after receipt of the notice of the Claim, provided that (a) it agrees to indemnify the Indemnified Party from and against all Losses the Indemnified Party may suffer arising out of the Claim; (b) the Claim involves only money damages and does not seek an injunction or other equitable relief against the Indemnified Party; and (c) the Indemnifying Party conducts the defense of the Claim diligently. The Indemnified Party will provide the Indemnifying Party with reasonable cooperation and assistance, at the Indemnifying Party’s expense, in connection with the defense. The Indemnified Party may participate in and monitor such defense with counsel of its own choosing at its sole expense; provided, however, the Indemnifying Party will have the right to assume and conduct the defense of the Claim with counsel of its choice. The Indemnifying Party will not settle any Claim without the prior written consent of the Indemnified Party, not to be unreasonably withheld, unless the settlement involves only the payment of money and unconditionally releases the Indemnified Party. The Indemnified Party will not settle any such Claim without the prior written consent of the Indemnifying Party. If the Indemnifying Party does not assume and conduct the defense of the Claim as provided above, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to the Claim in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), and (ii) the Indemnified Party reserves any right it may have under this Article IX (Indemnification) to obtain indemnification from the Indemnifying Party.
9.4 LIMITATION OF LIABILITY. NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES OR FOR ANY LOSS OF PROFITS
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SUFFERED BY THE OTHER PARTY. NOTHING IN THIS SECTION 9.4 (LIMITATION OF LIABILITY) IS INTENDED TO OR SHALL LIMIT OR RESTRICT ANY DAMAGE (A) REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER THIS ARTICLE IX (INDEMNIFICATION), (B) AVAILABLE WITH RESPECT TO A PARTY’S BREACH OF ARTICLE VI (PROTECTION OF CONFIDENTIAL INFORMATION), (C) AVAILABLE WITH RESPECT TO A PARTY’S GROSS NEGLIGENCE, FRAUD OR WILLFUL MISCONDUCT HEREUNDER, (D) CAUSED BY A PARTY’S INFRINGEMENT OR MISAPPROPRIATION OF THE OTHER PARTY’S INTELLECTUAL PROPERTY RIGHTS (INCLUDING RIGHTS GRANTED TO A PARTY UNDER THIS AGREEMENT), OR (E) WITH RESPECT TO CONSEQUENTIAL DAMAGES, IS CAUSED BY BREACH OF SECTION 7.2(Q).
ARTICLE X
MISCELLANEOUS
10.1Independent Contractor Relationship. Nothing in this Agreement should be construed to create a partnership, joint venture, or employer-employee relationship between the Parties. Neither Party is an agent of the other Party or authorized to make any representation, contract, or commitment on behalf of the other Party.
10.2Force Majeure. Neither Party will be charged with any liability for delay or failure in performance of an obligation under this Agreement (other than any obligation to pay monies when due) to the extent such delay or failure is due to a cause beyond the reasonable control of the affected Party, such as war, riots, labor disturbances, epidemic, pandemic, fire, explosion, and compliance in good faith with any Applicable Law. The Party affected will give prompt written notice to the other Party of the nature of the cause of any material delay or failure to perform, its anticipated duration and any action being taken to avoid or minimize the effect. The Party affected will use its diligent efforts to avoid or remove such causes of delay or failure to perform and to mitigate the effect of such occurrence, and will continue performance in accordance with the terms of this Agreement whenever such causes are removed. The Party affected will give prompt written notice to the other Party of such resumed performance. If any such failure or delay in a Party’s performance hereunder continues for more than ninety (90) days, the other Party may terminate this Agreement upon written notice to the affected Party.
10.3Entire Agreement. This Agreement, together with all Exhibits attached hereto, constitutes the final, complete, and exclusive agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements, relating to its subject matter. This Agreement supersedes the Original License Agreement as of the A&R Effective Date, and the Original License Agreement shall cease to be of any force and effect as of the A&R Effective Date of this Agreement; provided, however, that the terms of the Original License Agreement shall continue to apply with regard to the rights and obligations of the Parties from the Original Effective Date and to the A&R Effective Date.
10.4Non-Waiver; Amendment. The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period
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of time and shall be signed by such Party. This Agreement (including its Exhibits) may not be changed, modified, amended, or supplemented except by a written instrument signed by both Parties.
10.5Severability. Should one or more of the provisions of this Agreement become void or unenforceable as a matter of Applicable Law, then this Agreement shall be construed as if such provision were not contained herein and the remainder of this Agreement shall be in full force and effect, and the Parties will use their best efforts to substitute for the invalid or unenforceable provision a valid and enforceable provision which conforms as nearly as possible with the original intent of the Parties.
10.6Assignment. Neither this Agreement nor any rights or obligations hereunder may be assigned by either Party without the prior written consent of the other Party (which consent shall not be unreasonably withheld); provided, however, that either Party may assign this Agreement and its rights and obligations hereunder without the other Party’s consent, but with prompt notice to the other Party, to an Affiliate or to its successor to all or substantially all of the business of such Party to which this Agreement relates, whether by merger, sale of stock, sale of assets or otherwise. The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties, and the name of a Party appearing herein will be deemed to include the name of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Section 10.6 (Assignment). Any assignment not in accordance with this Agreement shall be void.
10.7Dispute Resolution. The Parties recognize that a bona fide dispute as to certain matters may arise from time to time during the Term relating to either Party’s rights or obligations hereunder or otherwise relating to the validity, enforceability or performance of this Agreement, including disputes relating to alleged breach or termination of this Agreement but excluding any disputes relating to Article VI (Protection of Confidential Information) or disputes relating to the determination of the validity, scope, infringement, enforceability, inventorship or ownership of the Parties’ respective Intellectual Property Rights (hereinafter, a “Dispute”). In the event of the occurrence of any Dispute, the Parties will follow the following procedures in an attempt to resolve the Dispute or disagreement:
(a)The Party claiming that such a Dispute exists will give notice in writing (a “Notice of Dispute”) to the other Party of the nature of the Dispute.
(b)The Dispute will be referred to the then Chief Operating Officer of Paragon and the then Chief Executive Officer of Viridian who will meet no later than thirty (30) days following the initial receipt of the Notice of Dispute and use reasonable endeavors to resolve the Dispute.
(c)If, within [***] days of initial receipt of the Notice of Dispute, the Dispute has not been resolved, or if, for any reason, the meeting described in Section 10.7(b) hereof has not been held within [***] days of initial receipt of the Notice of Dispute, then the Parties agree that such Dispute will be finally resolved through binding arbitration to be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures and in accordance with the Expedited Procedures in those Rules, as specifically modified by the provisions of this Section 10.7(c). The arbitration will be conducted by a panel of three arbitrators. Within [***] days after the initiation of the arbitration, each Party will nominate one person to act as arbitrator, and the
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two arbitrators so named will then jointly appoint the third arbitrator within [***] days of their appointment, who will serve as chairman of the panel. All three arbitrators must be independent Third Parties having at least ten (10) years of dispute resolution experience (which may include judicial experience) or legal or business experience in the biotech or pharmaceutical industry. If either Party fails to nominate its arbitrator, or if the arbitrators selected by the Parties cannot agree on a person to be named as chairman within such [***]-day period, JAMS will make the necessary appointments for such arbitrator(s) or the chairman. Once appointed by a Party, such Party will have no ex parte communication with its appointed arbitrator. The place of arbitration will be in Boston, Massachusetts or such other venue as the Parties may mutually agree. The arbitration proceedings and all communications with respect thereto will be in English. Any written evidence originally in another language will be submitted in English translation accompanied by the original or a true copy thereof. The arbitrators have the power to decide all matters in Dispute, including any questions of whether or not such matters are subject to arbitration hereunder. The arbitration will be governed by the Federal Arbitration Act, 9 U.S.C. §§1 et seq., and judgment upon the award rendered by the arbitrators may be entered in any court having competent jurisdiction thereof. The existence, content and results of any arbitration proceedings pursuant to this Section 10.7 (Dispute Resolution) will be deemed the Confidential Information of both Parties.
(d)Notwithstanding any provision of this Agreement to the contrary, either Party may immediately initiate litigation in any court of competent jurisdiction seeking any remedy at law or in equity, including the issuance of a preliminary, temporary or permanent injunction, to preserve or enforce its rights under this Agreement.
(e)The Parties agree that any Disputes relating to Article VI (Protection of Confidential Information) or Disputes relating to the determination of the validity, scope, infringement, enforceability, inventorship or ownership of the Parties’ respective Intellectual Property Rights shall be subject to the exclusive jurisdiction of the state and federal courts in Boston, Massachusetts and each Party hereby submits to such jurisdiction.
(f)THE PARTIES EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO A TRIAL BY JURY.
10.8Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without reference to conflicts of laws principles.
10.9Notices. Any notice to be given under this Agreement must be in writing and delivered either in person, by internationally recognized express courier, by email, or by facsimile, to the Party to be notified at its address(es) given below, or at any address such Party has previously designated by prior written notice to the other. Notice shall be deemed sufficiently given for all purposes upon the earliest of: (a) the date of actual receipt; (b) if delivered by express courier, the next Business Day the express courier regularly makes deliveries; or (c) if delivered by email, upon the date upon which the receipt of such email is confirmed by return email. Together with any notice provided by a Party to the other Party in accordance with this Section 10.9 (Notices), the Party shall send a copy of such notice by email to the other Party.
If to Paragon: Paragon Therapeutics, Inc.
221 Crescent Street
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Suite 105
Waltham, MA 02453
Attn: Evan Thompson
Email: [***]
If to Viridian: Viridian Therapeutics, Inc.
221 Crescent Street, Suite 103A
Waltham, MA 02453
Attn: Legal Department
Email: [***]
10.10Interpretation. Except where the context expressly requires otherwise, (a) the use of any gender herein shall be deemed to encompass references to either or both genders, and the use of the singular shall be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (c) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (d) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any person or entity shall be construed to include such person’s or entity’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections or Exhibits shall be construed to refer to Sections or Exhibits of this Agreement, and references to this Agreement include all Exhibits hereto, (h) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or article, Section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, and (k) the term “or” shall be interpreted in the inclusive sense commonly associated with the term “or.” The headings of clauses contained in this Agreement preceding the text of the sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement or have any effect on its interpretation or construction. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist. This Agreement has been prepared in the English language, and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral, or other communications between the Parties regarding this Agreement shall be in the English language.
10.11No Third-Party Rights. The provisions of this Agreement are for the exclusive benefit of the Parties and their successors and permitted assigns, and no other person shall have any right or claim against any Party by reason of these provisions or be entitled to enforce any of these provisions against any Party.
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10.12Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument. This Agreement may be executed by facsimile or PDF signatures, which signatures shall have the same force and effect as original signatures.
10.13Expenses. Each Party shall pay its own costs, charges and expenses incurred in connection with the negotiation, preparation and completion of this Agreement.
10.14Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.
10.15Construction. The Parties hereto acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in a favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.
10.16Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive unless explicitly stated to be so, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law. Nothing in this Agreement is intended to limit either Party’s rights under the Research Agreement.
10.17Performance by Affiliates. A Party may perform some or all of its obligations under this Agreement through Affiliate(s) or may exercise some or all of its rights under this Agreement through Affiliates. However, each Party shall remain responsible and be guarantor of the performance by its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance as if such Party were performing such obligations itself, and references to a Party in this Agreement shall be deemed to also reference such Affiliate. In particular and without limitation, all Affiliates of a Party that receive Confidential Information of the other Party pursuant to this Agreement shall be governed and bound by all obligations set forth in Article VI (Protection of Confidential Information). A Party and its Affiliates shall be jointly and severally liable for their performance under this Agreement.
[Remainder of Page Left Intentionally Blank; Signature Page Follows]
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In Witness Whereof, the Parties have by duly authorized persons executed this Agreement effective as of the A&R Effective Date.

PARAGON THERAPEUTICS, INC.	VIRIDIAN THERAPEUTICS, INC.
By: /s/ Evan Thompson	By: /s/ Steve Mahoney
Name: Evan Thompson	Name: Steve Mahoney
Title: COO	Title: CEO
Date: 9/20/2024	Date: 9/20/2024

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EXHIBIT A
[***]
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EXHIBIT B
[***] LICENSE AGREEMENT

[***]
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